SECOND AMENDMENT
TO
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CONSTITUTION PIPELINE COMPANY, LLC
A Delaware Limited Liability Company

This SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CONSTITUTION PIPELINE COMPANY, LLC (“Amendment”), is entered into as of May 29, 2013 (“Amendment Effective Date”), by and among CONSTITUTION PIPELINE COMPANY, LLC, a Delaware limited liability company (“Company”), WILLIAMS PARTNERS OPERATING LLC, a Delaware limited liability company (“Williams”), CABOT PIPELINE HOLDINGS LLC, a Delaware limited liability company (“Cabot”), PIEDMONT CONSTITUTION PIPELINE COMPANY, LLC, a North Carolina limited liability company (“Piedmont”) and CAPITOL ENERGY VENTURES CORP., a Delaware corporation (“CEV”) (each hereinafter also referred to as a “Party” and collectively as the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Constitution Pipeline Company, LLC, dated April 9, 2012, as amended by the First Amendment To Amended and Restated Limited Liability Company Agreement of Constitution Pipeline Company, LLC, dated November 9, 2012 (“First Amendment”) (as further amended herein, collectively referred to as the “Agreement”).

RECITALS:

WHEREAS, the Company was originally formed by Williams executing an Operating Agreement, dated February 15, 2012, and filing a Certificate of Formation with the Secretary of State of Delaware as the initial, sole member of the Company; and

WHEREAS, on April 9, 2012, Cabot became a Member holding a 25% Sharing Ratio in the Company, with Williams holding the remaining 75% Sharing Ratio; and

WHEREAS, pursuant to the First Amendment, Piedmont became a Member holding a 24% Sharing Ratio in the Company, which interest was made available by reducing Williams’ Sharing Ratio to 51%;

WHEREAS, the Parties now desire that CEV become a Member holding a 10% Sharing Ratio in the Company, which interest would be made available by reducing Williams’ Sharing Ratio to 41%;

WHEREAS, CEV is in the process of forming a wholly owned subsidiary (“CEV Sub”), which subsidiary will be a Delaware limited liability company and will become operational upon the Virginia State Corporation Commission’s (“VSCC”) approval of a Service Agreement by and between Washington Gas Light Company and CEV Sub pursuant to the VSCC’s Affiliates Act; and

WHEREAS, upon receipt of such VSCC approval, CEV will assign all of its rights, interests, and obligations in the Company to CEV Sub pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company, Williams, Cabot, Piedmont and CEV hereby agree as follows:

1. Admission of CEV as a Member. By and with the express consent and approval of each of the Parties hereto, and subject to the terms contained herein, CEV is hereby admitted as a Member of the Company for all purposes of the Agreement and is entitled to all of the rights and privileges incidental thereto, and is hereby issued a 10% Sharing Ratio in the Company, which Sharing Ratio is made available by a reduction of Williams’ Sharing Ratio from 51% to 41%.

2. Ratification of the Agreement and Acknowledgement of the CO&M Agreement. Williams hereby represents and warrants that it has delivered true and complete copies of the Agreement and the CO&M Agreement to CEV, including all amendments, restatements or other modifications thereof, and CEV hereby acknowledges that it has received and reviewed such copies of the Agreement and the CO&M Agreement. CEV hereby ratifies the Agreement and agrees that upon execution of this Amendment, CEV shall become a party to the Agreement and shall be fully bound by and subject to all of the covenants, terms and conditions of the Agreement as of the Amendment Effective Date. CEV acknowledges that the Company has approved and duly executed, and is subject to the terms and conditions of, the CO&M Agreement.

3. Capital Contributions.

3-1. The Company represents, and CEV hereby acknowledges, that as of the Amendment Effective Date, the Members have made Capital Contributions to the Company for the Cost of the Initial Facilities, including Pre-Effective Date Expenditures, in the following amounts:

Williams	$22,159,500
Cabot	$10,862,500
Piedmont	$10,428,000

3-2. Within three Days following the Amendment Effective Date, CEV shall make a Capital Contribution to the Company for the Cost of the Initial Facilities in the following amount:

CEV $4,345,000

Such Capital Contribution shall be made by wire transfer to the Company in accordance with the wiring instructions provided by Williams.

3-3. Notwithstanding Section 4.04 of the Agreement or any other provision thereof or hereof, immediately following CEV’s Capital Contribution made pursuant to paragraph 3-2 above, the Company shall refund to Williams an amount equal to the amount of such Capital Contribution by CEV. Williams’ and CEV’s respective Capital Accounts shall be adjusted correspondingly and consistent with the payments and refund of Capital provided for in Sections 3-1 and 3-2 above and this Section 3-3.

4. Waiver of Specified Provisions of the Agreement. In conjunction with and solely for the purpose of effectuating the action taken in Section 1 above, Piedmont, Cabot and Williams, acting on behalf of themselves, and the Company, do hereby waive (and/or deem expressly satisfied) the applicable requirements of each of the following Sections of the Agreement as they relate to the partial Disposition of Williams’ Membership Interest and Sharing Ratio to CEV and the admission of CEV as a Member of the Company: 3.03(a), 3.03(b)(i) – 3.03(b)(iv), and 4.03.

5. Representations and Warranties of CEV. CEV hereby represents, warrants and covenants to the Company and each other Member that the statements set forth in Sections 3.02(a)(i) through (iv) of the Agreement as they relate to the execution of this Amendment and ratification of the Agreement, as of the Amendment Effective Date, are true and correct as to CEV and shall be true and correct at all times that CEV (or its Affiliate) is a Member.

6. Representations and Warranties of Williams. Williams hereby represents, warrants and covenants to CEV that the statements set forth in Section 3.02(b) of the Agreement are true and correct as of the Amendment Effective Date with respect to both the Agreement and this Amendment.

7. Amendments to the Agreement.

7-1. The following definition is hereby added to the Agreement:

“CEV – Capitol Energy Ventures Corp.; provided that upon Disposition by Capitol Energy Ventures Corp. of 100% of its Membership Interest to its Affiliate, the term “CEV” shall be deemed to refer to such Affiliate.”

7-2. Exhibit A to the Agreement is hereby deleted in its entirety and replaced by revised Exhibit A attached hereto.

7-3. Exhibit D to the Agreement is hereby deleted in its entirety and replaced by revised Exhibit D attached hereto.

8. Voting Agreement.

8-1. Subject to the terms and conditions of this Section 8, CEV hereby appoints Williams as its proxy and attorney-in-fact to vote or act by written consent, with respect to CEV’s Sharing Ratio and Membership Interest, on the following actions by the Management Committee:

(a). Issuing Capital Calls for the Initial Facilities pursuant to Section 4.01 of the Agreement;

(b). Modifying the Initial Facilities (including without limitation pursuant to Section 6.02(i)(ii)(C) of the Agreement);

(c). All votes and actions of the Management Committee described in Section 7.01(b) of the Agreement; and

(d). Capital Opportunity Vote(s) for any Capital Opportunities that have a target in-service date occurring during the first seven years immediately following the In-Service Date.

8-2. CEV shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney. This proxy and power of attorney is irrevocable, is deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and revokes any and all prior proxies granted by CEV with respect to its Sharing Ratio or Membership Interest. The power of attorney granted by CEV herein is a durable power of attorney and shall survive the dissolution, termination of existence or bankruptcy of CEV.

8-3. This proxy and power of attorney is effective as of the date first above written and shall terminate seven years immediately following the In-Service Date.

8-4. If during the term set forth in Section 8-3 above CEV wishes to Dispose of any or all of its Membership Interest, then, in addition to the requirements set forth in the Agreement with respect to Dispositions, (i) CEV shall require that the Assignee enter into a voting agreement with Williams on the same terms as set forth in this Section 8, and (ii) due execution and delivery of such voting agreement by Williams and the Assignee shall be a condition precedent to the effectiveness of such Disposition. Any attempted Disposition by CEV of its Membership Interest in violation of this Section 8-4 shall be null and void. For the avoidance of doubt, this Section 8-4 shall apply to CEV’s Disposition of its Membership Interest to CEV Sub as described in the Recitals.

8-5. CEV acknowledges that money damages would not be a sufficient remedy for its breach of this Section 8 and that the interests of Williams may be irreparably injured by CEV’s breach of this Section 8. Accordingly, CEV agrees that specific performance, injunctive relief or other equitable remedy (in addition to any remedies at law) shall be appropriate for any such breach, and CEV agrees not to oppose the seeking of any such equitable remedy on the basis that Williams has an adequate remedy at law.

9. Assignment. In conjunction with and solely for the purpose of effectuating CEV’s Disposition of 100% of its Membership Interest to CEV Sub as described in the Recitals, Piedmont, Cabot and Williams, acting on behalf of themselves, and the Company, do hereby waive (and/or deem expressly satisfied) the applicable requirements of each of the following Sections of the Agreement as they relate to such Disposition and the admission of CEV Sub as a Member of the Company: 3.03(a), 3.03(b)(i) – 3.03(b)(iv), and 4.03. Promptly following such Disposition by CEV to CEV Sub, CEV shall provide the Company with a copy of the Disposition agreement between CEV and CEV Sub.

10. Further Assurances. Each Member agrees to execute such other additional instruments and documents, and to take such further actions, as may be reasonably necessary to effectuate the terms and provisions of this Amendment.

11. Captions; Titles. The captions and titles to the paragraphs in this Amendment are included only for the convenience of reference and shall have no effect on, or be deemed part of, the text of this Amendment.

12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, the Company and the Members have duly executed this Amendment as of the Amendment Effective Date.

COMPANY:

CONSTITUTION PIPELINE COMPANY, LLC
By: /s Frank J. Ferazzi
Frank J. Ferazzi
Chairman

MEMBERS:

WILLIAMS PARTNERS OPERATING LLC
By: Williams Partners L.P., its sole member
By: Williams Partners GP LLC, its general partner
By: /s Rory L. Miller
Rory L. Miller
Senior Vice President

CABOT PIPELINE HOLDINGS LLC
By: /s Scott C. Schroeder
Scott C. Schroeder
Vice President, Chief Financial Officer and Treasurer

PIEDMONT CONSTITUTION PIPELINE COMPANY, LLC

By: /s Victor M. Gaglio
Victor M. Gaglio
Senior Vice President and Chief Utility Operations Officer, Commercial Operations

CAPITOL ENERGY VENTURES CORP.

By: /s Anthony M. Nee
Anthony M. Nee
President

EXHIBIT A

MEMBERS

Name and Address	Sharing Ratio	Parent	Representative and Alternate Representatives
Williams Partners Operating LLC 2800 Post Oak Blvd. Houston, Texas 77056 Attn: Senior Vice President Facsimile:	41%	Williams Partners L.P.	Frank J. Ferazzi – Representative James C. Moore – Alternate Representative
Cabot Pipeline Holdings LLC Three Memorial Plaza 840 Gessner, Suite 1400 Houston, Texas 77024 Attn: Marketing Administration Facsimile:	25%	Cabot Oil & Gas Corporation	Scott C. Schroeder – Representative Jeffrey W. Hutton – Alternate Representative Steven W. Lindeman – Alternate Representative
Piedmont Constitution Pipeline Company, LLC 4720 Piedmont Row Drive Charlotte, North Carolina 28210 Attn: Senior Vice President and Chief Utility Operations Officer, Commercial Operations Facsimile:	24%	Piedmont Natural Gas Company, Inc.	Victor M. Gaglio – Representative Karl W. Newlin – Alternate Representative Frank H. Yoho – Alternate Representative
Capitol Energy Ventures Corp. 101 Constitution Ave. NW Washington, D.C. 20080 Attn: Anthony M. Nee, President Facsimile: Email:	10%	Washington Gas Resources Corp.	Anthony M. Nee – Representative Stephen R. Soule – Alternate Representative Gautam Chandra – Alternate Representative